CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Custodian, Transfer and Dividend Disbursing Agent, Counsel and Independent Auditors" and to the use of our reports dated October 4, 1994 on Dreyfus BASIC Municipal Fund, Inc. (formerly Dreyfus BASIC Municipal Money Market Fund) (comprising the Money Market Portfolio, Intermediate Bond Portfolio and Bond Portfolio), in this Registration Statement (Form N-1A 811-6377) of Dreyfus BASIC Municipal Fund, Inc.



                                               ERNST & YOUNG LLP


New York, New York
September 13, 1995